    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 1999
             Registration Nos. 333-28229; 333-28229-01; 333-28229-02 and 2-95271
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------

        POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT
             REGISTRATION NOS. 333-28229; 333-28229-01; 333-28229-02
                                       AND
        POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT
                            REGISTRATION NO. 2-95271
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------


                                                                              3333 HOLDING CORPORATION AND
                  CENTEX CORPORATION                                       CENTEX DEVELOPMENT COMPANY, L.P.(1)
  (Exact name of registrant as specified in its charter)         (Exact name of registrants as specified in their charters)

                        NEVADA                                             NEVADA AND DELAWARE, RESPECTIVELY
            (State or other jurisdiction of                                  (State or other jurisdiction of
             incorporation or organization)                                   incorporation or organization)

                      75-0778259                                         75-2178860 and 75-2168471, RESPECTIVELY
          (I.R.S. Employer Identification No.)                             (I.R.S. Employer Identification No.)

                   2728 NORTH HARWOOD                                            3100 MCKINNON, SUITE 370
                   DALLAS, TEXAS 75201                                               DALLAS, TEXAS 75201
(Address of principal executive offices, including zip code)     (Address of principal executive offices including zip code)


                              --------------------

         CENTEX CORPORATION AMENDED AND RESTATED 1987 STOCK OPTION PLAN
                      CENTEX CORPORATION STOCK OPTION PLAN
                            (Full title of the plan)


                                RAYMOND G. SMERGE
           EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND SECRETARY
                               2728 NORTH HARWOOD
                               DALLAS, TEXAS 75201
                     (Name and address of agent for service)
                                 (214) 981-5000
          (Telephone number, including area code, of agent for service)

(1) On November 30, 1987, Centex Corporation distributed 1,000 shares of common stock of 3333 Holding Corporation and 900 warrants to purchase Class B Units of limited partnership interest in Centex Development Company, L.P. to its stockholders as a dividend. The 3333 Holding Corporation Common Stock and the Centex Development Company Warrants were distributed to a nominee, who holds the 3333 Holding Corporation Common Stock and the Centex Development Company Warrants for the benefit of the Centex Corporation stockholders. The 3333 Holding Corporation Common Stock and the Centex Development Company Warrants currently trade only in tandem with the Centex Corporation Common Stock. Each Centex Corporation stockholder's beneficial interest in the 3333 Holding Corporation Common Stock and the Centex Development Company Warrants may be determined by multiplying the percentage of the stockholder's ownership of Centex Corporation Common Stock by the number of shares of 3333 Holding Corporation Common Stock and by the number of Centex Development Company Warrants held by the nominee. For ease of reference, the Centex Corporation Common Stock, the 3333 Holding Corporation Common Stock and the Centex Development Company Warrants are collectively referred to as the "Offered Securities", and Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. are collectively referred to as the "Companies".

                                EXPLANATORY NOTE

         This Amendment No. 1 is being filed to (a) register the reoffer and resale of the Offered Securities by affiliates of the Companies who have or may acquire Offered Securities upon the exercise of stock options pursuant to the Centex Corporation Amended and Restated 1987 Stock Option Plan or the Centex Corporation Stock Option Plan, (b) add 3333 Holding Corporation and Centex Development Company, L.P. as registrants under Registration Statement No. 2-95271 relating to the Centex Corporation Stock Option Plan to reflect the dividend and beneficial interests described above, (c) add the 3333 Holding Corporation Common Stock and the Centex Development Company Warrants as registered securities under Registration Statement No. 2-95271 and (d) add information relative to 3333 Holding Corporation (and the 3333 Holding Corporation Common Stock) and Centex Development Company, L.P. (and the Centex Development Company Warrants) to Registration Statement No. 2-95271.

PROSPECTUS - RESALE


             2,806,783 Shares of Centex Corporation Common Stock and
         Corresponding Beneficial Interests in 3333 Holding Corporation
              Common Stock and Centex Development Company Warrants


                                                        3333 HOLDING CORPORATION
CENTEX CORPORATION                              CENTEX DEVELOPMENT COMPANY, L.P.
2728 NORTH HARWOOD                                      3100 MCKINNON, SUITE 370
DALLAS, TEXAS 75201                                          DALLAS, TEXAS 75201



                        =================================


                                EXPLANATORY NOTE

         On November 30, 1987, Centex Corporation distributed 1,000 shares of common stock of 3333 Holding Corporation and 900 warrants to purchase Class B Units of limited partnership interest in Centex Development Company, L.P. to its stockholders as a dividend. The 3333 Holding Corporation Common Stock and the Centex Development Company Warrants were distributed to a nominee, who holds the 3333 Holding Corporation Common Stock and the Centex Development Company Warrants for the benefit of the Centex Corporation stockholders. The 3333 Holding Corporation Common Stock and the Centex Development Company Warrants currently trade only in tandem with the Centex Corporation Common Stock. Each Centex Corporation stockholder's beneficial interest in the 3333 Holding Corporation Common Stock and the Centex Development Company Warrants may be determined by multiplying the percentage of the stockholder's ownership of Centex Corporation by the number of shares of 3333 Holding Corporation Common Stock and by the number of Centex Development Company Warrants held by the nominee. For ease of reference, the Centex Corporation Common Stock, the 3333 Holding Corporation Common Stock and the Centex Development Company Warrants are collectively referred to as the "Offered Securities", and Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. are collectively referred to as the "Companies".


                        =================================


         The Selling Stockholders listed on page P-4 and page P-5 of this Prospectus are offering up to 2,806,783 shares of Centex Corporation Common Stock (and corresponding beneficial interests in the 3333 Holding Corporation Common Stock and the Centex Development Company Warrants as described above) which have been or may be acquired by the Selling Stockholders upon the exercise of options granted pursuant to the Centex Corporation Amended and Restated 1987 Stock Option Plan or the Centex Corporation Stock Option Plan (collectively, the "Plans"). None of the Companies will receive any of the proceeds from the sale of the Offered Securities.

         The Centex Corporation Common Stock (and corresponding beneficial interests in the 3333 Holding Corporation Common Stock and the Centex Development Company Warrants as described above) are listed on the New York Stock Exchange (the "NYSE") under the symbol "CTX". On February 25, 1999, the closing sales price of the Centex Corporation Common Stock (and corresponding beneficial interests in the 3333 Holding Corporation Common Stock and the Centex Development Company Warrants as described above) as reported on the NYSE was $36.125 per share.

                        =================================


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                        =================================



                The date of this Prospectus is February 26, 1999.


                        =================================

                               TABLE OF CONTENTS


                                                                                          PAGE
                                                                                          ----
ABOUT THIS PROSPECTUS.....................................................................P - 2

WHERE YOU CAN FIND MORE INFORMATION.......................................................P - 2

PLAN OF DISTRIBUTION......................................................................P - 3

USE OF PROCEEDS...........................................................................P - 3

SELLING STOCKHOLDERS......................................................................P - 3

EXPERTS  .................................................................................P - 5


                              ABOUT THIS PROSPECTUS

         This Prospectus is part of several registration statements on Form S-8 (File Nos. 333-28229, 333-28229-01, 333-28229-02 and 2-95271), each as amended by Post-Effective Amendment No. 1 thereto (the "Registration Statements"), which the Companies have filed with the Securities and Exchange Commission (the "SEC"). This Prospectus is a part of the Registration Statements and does not contain all the information set forth in the Registration Statements, certain parts of which have been omitted as permitted by the rules and regulations of the SEC. This Prospectus does not contain all of the information you should review before purchasing Offered Securities. You should obtain and read the information contained in the Registration Statements and in the materials referred to below under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

         Centex Corporation and 3333 Holding Corporation file annual, quarterly and special reports, proxy statements and other information with the SEC. Centex Development Company, L.P. files annual, quarterly and special reports and other information with the SEC. You may read and copy any document filed by the Companies at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Our SEC filings are also available to the public over the Internet at the SEC's web site at http:www/sec/gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this Prospectus. We incorporate by reference the documents listed below (including any amendment or report filed for the purpose of updating such information) and future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

o Joint Annual Report on Form 10-K of the Companies for the fiscal year ended March 31, 1998;
o Joint Quarterly Report on Form 10-Q of the Companies for the quarter ended June 30, 1998;
o Joint Quarterly Report on Form 10-Q of the Companies for the quarter ended September 30, 1998;
o Joint Quarterly Report on Form 10-Q of the Companies for the quarter ended December 31, 1998;
o        Current Report on Form 8-K of Centex Corporation dated October 30,
         1998.
o        Current Report on Form 8-K of Centex Corporation dated December 9,
         1998.
o Description of the Centex Corporation Common Stock contained in the Registration Statement of Centex Corporation on Form 8-A dated October 28, 1971 and Form 8 dated November 11, 1971;
o Description of the 3333 Holding Corporation Common Stock contained in the Registration Statement of 3333 Holding Corporation on Form 10 dated July 12, 1987, as amended by Form 8 dated October 14, 1987, Form 8 dated November 12, 1987 and Form 8 dated November 23, 1987;
o Description of the Centex Development Company Warrants contained in the Registration Statement of Centex Development Company, L.P. on Form 10 dated July 12, 1987, as amended by Form 8 dated October 14, 1987, Form 8 dated November 12, 1987 and Form 8 dated November 30, 1987; and
o Description of the Centex Corporation Preferred Stock Purchase Rights contained in the Registration Statement of Centex Corporation on Form 8-A dated October 8, 1996.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following addresses:

          Corporate Secretary             Corporate Secretary
          Centex Corporation              3333 Holding Corporation
          2728 North Harwood              Centex Development Company, L.P.
          Dallas, Texas 75201             3100 McKinnon, Suite 370
          214-981-5000                    Dallas, Texas  75201
                                          214-981-6770

                  You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front page of this Prospectus.

                              PLAN OF DISTRIBUTION

         The Companies are registering the Offered Securities on behalf of the Selling Stockholders. As used herein, "Selling Stockholders" includes donees and pledgees selling Offered Securities received from a named Selling Stockholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the Offered Securities will be borne by Centex Corporation. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the Offered Securities will be borne by the Selling Stockholders. Sales of Offered Securities may be effected by Selling Stockholders from time to time in one or more types of transactions (which may include block transactions) on the NYSE, in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the Offered Securities, through short sales of Offered Securities, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised the Companies that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Offered Securities by the Selling Stockholders.

         The Selling Stockholders may effect such transactions by selling Offered Securities directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Offered Securities for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The Selling Stockholders and any broker-dealers that act in connection with the sale of Offered Securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by such broker-dealers and any profit on the resale of the Offered Securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Companies have agreed to indemnify each Selling Stockholder against certain liabilities, which may include liabilities arising under the Securities Act under certain circumstances. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Offered Securities against certain liabilities, including liabilities arising under the Securities Act.

         Because Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. The Companies have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Selling Stockholders also may resell all or a portion of the Offered Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such rule.

         Upon the Companies being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Offered Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing, (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Offered Securities involved, (iii) the price at which such Offered Securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the Prospectus and (vi) other facts material to the transaction. In addition, upon the Companies being notified by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this Prospectus will be filed.

                                 USE OF PROCEEDS

         None of the Companies will receive any of the proceeds from the sale of the Offered Securities by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         The Centex Selling Stockholders are certain officers and directors of Centex Corporation who may be deemed to be affiliates of Centex Corporation under the Securities Act. The Holding Selling Stockholder is an officer and director of 3333 Holding Corporation and 3333 Development Corporation, the general partner of Centex Development Company, L.P., who may be deemed to be an affiliate of 3333 Holding Corporation and Centex Development Company, L.P. under the Securities Act. Under the Securities Act, an "affiliate" of an entity includes a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such entity.

         Officers and directors of the Companies who (i) in the future acquire Offered Securities pursuant to the Plans and (ii) may be deemed to be affiliates of the Companies, may be added to this Prospectus as Selling Stockholders either by means of a post-effective amendment to the Registration Statements or by use of a supplement to this Prospectus filed pursuant to Rule 424 under the Securities Act.

CENTEX SELLING STOCKHOLDERS

         The following table sets forth as of February 8, 1999 the name of each Centex Selling Stockholder and his position with Centex Corporation, (ii) the number of shares of Centex Corporation Common Stock beneficially owned by each Centex Selling Stockholder, (iii) the number of shares of Centex Corporation Common Stock owned or to be owned by each Centex Selling Stockholder upon the exercise of options granted pursuant to the Plans, (iv) the number of shares of Centex Corporation Common Stock offered by each Centex Selling Stockholder, and
(v) the number of shares of Centex Corporation Common Stock each Centex Selling Stockholder will own upon completion of this offering.



                                                 Number of Shares of Centex Corporation Common Stock(1)
                                         -------------------------------------------------------------------------
                                                              Owned or To
                                                               Be Owned                            To Be
Name of Selling                                                  Upon                           Owned Upon
Stockholder and Position                                        Exercise          Offered      Completion of
with Centex Corporation                       Owned(2)        of Options(3)        Hereby      Offering(4)(5)
-----------------------                       --------        -------------       --------     ---------------

Alan B. Coleman                                  87,820           111,700           111,700             --
Director

Dan W. Cook III                                  45,820            69,700            67,700          2,000
Director

Juan L. Elek                                     43,820            67,700            67,700             --
Director

Timothy R. Eller                                182,400           302,400           302,400             --
Executive Vice President

Laurence E. Hirsch
Director, Chairman of the Board               1,206,880(6)      1,421,800(6)      1,021,800        400,000(6)
and Chief Executive Officer

Clint W. Murchison, III                         101,042           124,922            74,112         50,810
Director

Charles H. Pistor                                46,984            70,864            64,664          6,200
Director

David W. Quinn
Director, Vice Chairman of the                  487,140           654,300           653,900            400
Board and Chief Financial Officer

Paul R. Seegers                                 588,522           612,402           299,174        313,228
Director

Paul T. Stoffel                                 187,009           210,889            74,633        136,256
Director

       (1) Includes the corresponding beneficial interests in the 3333 Holding Corporation Common Stock and the Centex Development Company Warrants.

       (2) Includes shares the Selling Stockholders may acquire upon the exercise of stock options which become exercisable within sixty days following the effective date of this Prospectus.

       (3) Includes shares the Selling Stockholders may acquire upon the exercise of stock options granted pursuant to the Plans.

       (4)    Assumes all shares offered hereby are sold.

       (5) No director or officer will own 1% or more of the Centex Corporation Common Stock if all shares offered hereby are sold.

       (6) Includes 400,000 shares issuable upon conversion of a subordinated debenture.


HOLDING SELLING STOCKHOLDER

    The following table sets forth as of February 8, 1999 the name of the Holding Selling Stockholder and his position with 3333 Holding Corporation and 3333 Development Corporation, (ii) the number of shares of Centex Corporation Common Stock beneficially owned by the Holding Selling Stockholder, (iii) the number of shares of Centex Corporation Common Stock beneficially owned or to be owned by the Holding Selling Stockholder upon the exercise of options granted pursuant to the Plans, (iv) the number of shares of Centex Corporation Common Stock offered by the Holding Selling Stockholder, and (v) the number of shares of Centex Corporation Common Stock the Holding Selling Stockholder will own upon completion of this offering.



                                                          Number of Shares of Centex Corporation Common Stock(1)
                                                    ------------------------------------------------------------------
                                                                            Owned or To
                                                                                Be                          To Be Owned
Name of Selling Stockholder and Position                                    Owned Upon                         Upon
with 3333 Holding Corporation and                                             Exercise       Offered        Completion
3333 Development Corporation                                Owned(2)        of Options(3)     Hereby     of Offering(4)(5)
-----------------------------------------                   -------         ------------     --------    -----------------
Richard C. Decker                                            7,600             69,000        69,000          --
Director, President and Chief Executive Officer


       (1) The 3333 Holding Corporation Common Stock and the Centex Development Company Warrants trade in tandem with the Centex Corporation Common Stock.

       (2) Includes shares the Selling Stockholder may acquire upon the exercise of stock options which become exercisable within sixty days following the effective date of this Prospectus.

       (3) Includes shares the Selling Stockholder may acquire upon the exercise of stock options granted pursuant to the Plans.

       (4)    Assumes all shares offered hereby are sold.

       (5) The Selling Stockholder will own less than 1% of the Centex Corporation Common Stock.


                                     EXPERTS

    The financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statements have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.


    The following documents have been filed with the Securities and Exchange Commission (the "SEC") by the Companies, as appropriate, and are incorporated herein by reference and made a part hereof:

1. Joint Annual Report on Form 10-K of the Companies for the fiscal year ended March 31, 1998;

2. Joint Quarterly Report on Form 10-Q of the Companies for the quarter ended June 30, 1998;

3. Joint Quarterly Report on Form 10-Q of the Companies for the quarter ended September 30, 1998;

4. Joint Quarterly Report on From 10-Q of the Companies for the quarter ended December 31, 1998;

5.   Current Report on Form 8-K of Centex Corporation dated October 30, 1998.

6.   Current Report on Form 8-K of Centex Corporation dated December 9, 1998.

7. Description of the Centex Corporation Common Stock, $0.25 par value per share, contained in the Registration Statement on Form 8-A of Centex Corporation dated October 28, 1971 and Form 8 dated November 11, 1971;

8. Description of the 3333 Holding Corporation Common Stock, $0.01 par value per share, contained in the Registration Statement of Form 10 of 3333 Holding Corporation dated July 12, 1987, as amended by Form 8 dated October 14, 1987, Form 8 dated November 12, 1987 and Form 8 dated November 23, 1987;

9. Description of the Warrants to purchase Class B Units of limited partnership of Centex Development Company, L.P., contained in Registration Statement on Form 10 of Centex Development Company, L.P. dated July 12, 1987, as amended by Form 8 dated October 14, 1987, Form 8 dated November 12, 1987 and Form 8 dated November 30, 1987; and

10. Description of the Preferred Stock Purchase Rights contained in the Form 8-A Registration Statement of Centex Corporation dated October 8, 1996.

    All documents filed by the Companies pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statements to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Registration Statements, except as so modified or superseded.

ITEM 4.    DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Raymond G. Smerge, the Executive Vice President, Chief Legal Officer and Secretary of Centex Corporation, and the Secretary of 3333 Holding Corporation and 3333 Development Corporation, has issued an opinion about the legality of the original issuance of the securities registered under the Registration Statements and reoffered by the Selling Stockholders. As of February 8, 1999, Mr. Smerge beneficially owned 72,060 shares of Centex Corporation Common Stock (as well as the corresponding beneficial interest in the 3333 Holding Corporation Common Stock and the Centex Development Company Warrants). Arthur Andersen LLP, independent accountants, audited our financial statement schedules incorporated by references in the Prospectus and elsewhere in the registration statements. These documents are incorporated by reference herein in reliance upon the authority of Arthur Andersen as experts in accounting and auditing in giving the report.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Centex Corporation, 3333 Holding Corporation and 3333 Development Corporation, the General Partner of Centex Development Company, L.P., are Nevada corporations. Pursuant to the provisions of Section 5 of the NGCL, every Nevada corporation has the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in such capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Under Nevada law, Centex Corporation, 3333 Holding Corporation and 3333 Development Corporation also have authority to indemnify any such person who is a party or is threatened to be made a party to any threatened, pending or completed actions or suits brought by or in the right of the corporation, but only to the extent of expenses including amounts paid in settlement and attorneys' fees. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to such expenses as the court deems proper.

    To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, the NGCL provides that such person must be indemnified by the corporation against expenses including attorneys' fees actually and reasonably incurred by him in connection with the defense.

    Section 78.751 of the NGCL requires the corporation to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination may be made by a corporation's stockholders or disinterested directors, or under certain circumstances, pursuant to an independent legal opinion. The Articles of Incorporation of Centex Corporation, 3333 Holding Corporation and 3333 Development Corporation provide for indemnification of their directors and officers to the extent provided by Nevada law.

    In addition, Section 78.037 of the NGCL permits Nevada corporations to include in their articles of incorporation a provision eliminating the personal liability of their directors and officers for damages resulting from certain fiduciary duty breaches. An amendment to the Articles of Incorporation of Centex Corporation was adopted by its stockholders at the annual meeting thereof held on July 15, 1987 in order to effect the permitted limitation on liability. The Articles of Incorporation of 3333 Holding Corporation and 3333 Development Corporation contain a similar provision limiting the liability of their directors and officers for such damages, as do the Bylaws of each Centex Corporation, 3333 Holding Corporation and 3333 Development Corporation.

    The Bylaws of the Centex Corporation, 3333 Holding Corporation and 3333 Development Corporation each provide that the corporation shall indemnify its directors, officers, employees and agents to the fullest extent provided by the NGCL and such corporation's Articles of Incorporation. In addition, the Bylaws of each corporation provide for indemnification to the same extent of any director, officer or employee of the corporation who serves in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the corporation or its subsidiaries.

    Centex Corporation has entered into indemnification contracts with its directors and may enter into similar contracts from time to time with certain officers of Centex Corporation and its subsidiaries who are not directors of Centex Corporation. The general effect of the indemnification contracts is to provide that the indemnitees shall be indemnified to the fullest possible extent permitted by the law against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in any action or proceeding, including any action by or in the right of Centex Corporation, by reason of their service in the foregoing capacities. The indemnification contracts were approved by the stockholders of Centex Corporation at the annual meeting of stockholders held on July 16, 1986.

    The Second Amended and Restated Agreement of Limited Partnership of Centex Development Company, L.P., as amended (the "Limited Partnership Agreement"), provides that to the fullest extent permitted by law, Centex Development Company, L.P. will indemnify the General Partner and its directors, officers, employees and agents and persons serving on behalf of Centex Development Company, L.P. in similar capacities with other entities against liabilities, costs and expenses (including legal fees and expenses) incurred by the General Partner or such persons in connection with litigation or threatened litigation, if the General Partner or such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Centex Development Company, L.P., and such General Partner's or such other person's conduct did not constitute gross negligence or willful or wanton misconduct and, with respect to any criminal proceeding, did not have any reason to believe its conduct was unlawful. Any indemnification under these provisions will be limited to the assets of Centex Development Company, L.P.

    Pursuant to authority granted by the NGCL and its respective Articles of Incorporation and Bylaws, each of Centex Corporation, 3333 Holding Corporation and 3333 Development Corporation, and with respect to Centex Development Company, L.P., pursuant to the Limited Partnership Agreement, has purchased directors and officers liability insurance.

    The foregoing summaries are necessarily subject to the complete text of the statute, Articles of Incorporation, Bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.    EXHIBITS.

    The information required by this Item 8 is set forth in the Index to Exhibits accompanying the Registration Statements.

ITEM 9.    UNDERTAKINGS.

        The undersigned Companies hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statements (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statements. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statements or any material change to such information in the Registration Statements;

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Companies pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Companies' annual reports pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statements shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Companies pursuant to the foregoing provisions, or otherwise, the Companies have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Companies of expenses incurred or paid by a director, officer or controlling person of any of the Companies in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Companies will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 26, 1999.

                                     CENTEX CORPORATION


                                     By:   /s/ DAVID W. QUINN
                                        ----------------------------------------
                                        David W. Quinn
                                        Vice Chairman of the Board
                                        and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                     Signature                                         Title
                     ---------                                         -----
   /s/  LAURENCE E. HIRSCH                             Chairman of the Board, Chief Executive                February 26, 1999
--------------------------------------------------     Officer and Director (Principal
                Laurence E. Hirsch                     Executive Officer)

   /s/  DAVID W. QUINN                                 Vice Chairman of the Board, Chief                     February 26, 1999
--------------------------------------------------     Financial Officer and Director
                  David W. Quinn                       (Principal Financial Officer)

   /s/ BARRY G. WILSON                                 Controller (Principal Accounting                      February 26, 1999
--------------------------------------------------     Officer)
                  Barry G. Wilson



By:  /s/  LAURENCE E. HIRSCH                           Majority of the Board of Directors:                   February 26, 1999
   -----------------------------------------------
                Laurence E. Hirsch
       Individually and as Attorney in Fact*

--------------

* Pursuant to authority granted by powers of attorney, copies of which are filed herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 26, 1999.

                                        3333 HOLDING CORPORATION


                                        By: /s/ RICHARD C. DECKER
                                           -------------------------------------
                                           Richard C. Decker
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                     Signature                                         Title
                     ---------                                         -----

/s/ RICHARD C. DECKER                                  President and Chief Executive Officer        February 26, 1999
--------------------------------------------------     and Director
             Richard C. Decker                         (Principal Executive Officer)

/s/ KIMBERLY A. PINSON                                 Vice President, Treasurer, Controller        February 26, 1999
--------------------------------------------------     and Assistant Secretary
             Kimberly A. Pinson                        (Principal Financial Officer and
                                                       Accounting Officer)

                                                       Majority of the Board of Directors:          February 26, 1999
By: /s/ RICHARD C. DECKER                              Richard C. Decker, Josiah O. Low, III
   ----------------------------------------------      and David M. Sherer
             Richard C. Decker
   Individually and as Attorney in Fact*


--------------

* Pursuant to authority granted by powers of attorney, copies of which are filed herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 26, 1999.

                                      CENTEX DEVELOPMENT COMPANY, L.P.

                                      BY: 3333 DEVELOPMENT CORPORATION,
                                          GENERAL PARTNER


                                      By:  /s/ RICHARD C. DECKER
                                          --------------------------------------
                                          Richard C. Decker
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                     Signature                                         Title
                     ---------                                         -----
/s/ RICHARD C. DECKER                                President and Chief Executive Officer        February 26, 1999
--------------------------------------------------   (Principal Executive Officer) of 3333
         Richard C. Decker                           Development Corporation

/s/ KIMBERLY A. PINSON                               Vice President, Treasurer, Controller        February 26, 1999
--------------------------------------------------   and Assistant Secretary of 3333
         Kimberly A. Pinson                          Development Corporation
                                                     (Principal Financial Officer and
                                                     Accounting Officer)

                                                     Majority of the Board of Directors of        February 26, 1999
By: /s/ RICHARD C. DECKER                            3333 Development Corporation
   ----------------------------------------------    Richard C. Decker, Josiah O. Low, III
         Richard C. Decker                           and David M. Sherer
Individually and as Attorney in Fact*


--------------

* Pursuant to authority granted by powers of attorney, copies of which are filed herewith

                                INDEX TO EXHIBITS
                               CENTEX CORPORATION
                                AND SUBSIDIARIES



  EXHIBIT                                                                                       FILED HEREWITH OR
  NUMBER                         Exhibit                                                    INCORPORATED BY REFERENCE
  ------                         -------                                                    -------------------------
4.1          Restated Articles of Incorporation of Centex                  Filed herewith.
             Corporation ("Centex").

4.2          By-laws of Centex.                                            Exhibit 3.2 to Annual Report on Form 10-K  of Centex
                                                                           (File No. 1-6776) for fiscal year ended March 31, 1993
                                                                           ("Centex 1993 Form 10-K")

4.3          Specimen Centex Corporation Common                            Exhibit 4.3 to Form S-8 Registration Statement of
             Stock certificate (with tandem trading legend                 Centex, 3333 Holding Corporation ("Holding") and
             and Rights Agreement legend).                                 Centex Development Company, L.P. ("CDC" and,
                                                                           together with Centex and Holding, the "Companies")
                                                                           dated June 2, 1997 (File Nos. 333-28229, 333-28229-01,
                                                                           333-28229-02, respectively) (the "1997 Form S-8").

4.4          Nominee Agreement, dated November 30,                         Exhibit 4.2 to Centex 1993 Form 10-K.
             1987, by and between the Companies and
             The Chase Manhattan Bank, as successor
             nominee.

4.5          Agreement for Purchase of Warrants, dated                     Exhibit 4.3 to Centex 1993 Form 10-K.
             as of November 30, 1987, by and between
             Holding and Centex.

4.6          Rights Agreement, dated as of October 2,                      Exhibit 1 to Form 8-A Registration Statement of Centex
             1996, between Centex and ChaseMellon                          dated October 8, 1996 (File No. 1-6776).
             Shareholder Services, as successor Rights
             Agent.

4.7          Centex Corporation Amended and Restated                       Filed herewith.
             1987 Stock Option Plan.

4.8          Centex Corporation Stock Option Plan                          Exhibit 10.1 to Centex 1993 Form 10-K.

23.1         Consent of Independent Public Accountants.                    Filed herewith.

24a          Powers of Attorney.                                           Filed herewith.

                                INDEX TO EXHIBITS
                            3333 HOLDING CORPORATION
                                 AND SUBSIDIARY


EXHIBIT                                                                                         FILED HEREWITH OR
NUMBER                           EXHIBIT                                                    INCORPORATED BY REFERENCE
------                           -------                                                    -------------------------
4.1          Articles of Incorporation of 3333 Holding Corporation         Exhibit 3.2a to Amendment No. 1 dated October 14,
             ("Holding").                                                  1987 ("Amendment No. 1") to the Registration Statement
                                                                           of Holding on Form 10 (File No. 1-9624) dated July 12,
                                                                           1987.).

4.2          By-laws of Holding, as amended.                               Exhibit 3.2 to Annual Report on Form 10-K of Holding
                                                                           (File No. 1-9624) for fiscal year ended March 31, 1993
                                                                           (the "Holding 1993 Form 10-K")).

4.3          Specimen 3333 Holding Corporation                             Exhibit 4.1 to Amendment No. 1.
             Common Stock certificate.

4.4          Specimen Centex Corporation Common                            Exhibit 4.3 to 1997 S-8.
             Stock certificate (with tandem trading legend
             and Rights Agreement legend).

4.5          Nominee Agreement, dated as of November                       Exhibit 4.3 to Holding 1993 Form 10-K.
             30, 1987, by and between the Companies
             and The Chase Manhattan Bank, as
             successor nominee.

4.6          Agreement for Purchase of Warrants, dated                     Exhibit 4.4 to Holding 1993 Form 10-K.
             as of November 30, 1987, by and between
             Holding and Centex.

23           Consent of Independent Public Accountants.                    Exhibit 23 of Centex Exhibits filed herewith.

24b          Powers of Attorney.                                           Filed herewith.

                                INDEX TO EXHIBITS

                        CENTEX DEVELOPMENT COMPANY, L.P.



  EXHIBIT                                                                           FILED HEREWITH OR
  NUMBER                          EXHIBIT                                       INCORPORATED BY REFERENCE
  -------                         -------                                       -------------------------
4.1          Articles of Incorporation, as amended, of 3333      Exhibit 3.2a to Amendment No. 1 dated October 14,
             Development Corporation.                            1987 ("CDC Amendment No. 1") to the Registration
                                                                 Statement of CDC on Form 10 (File No. 1-9625) dated
                                                                 July 12, 1987 (the "CDC Registration Statement")).

4.2          By-laws of 3333 Development Corporation, as         Exhibit 3.2 to Annual Report on Form 10-K of CDC
             amended.                                            (File No. 1-9625) for fiscal year ended March 31,
                                                                 1993 (the "CDC 1993 Form 10-K")).

4.3          Certificates of Limited Partnership of CDC.         Exhibit 4.1 to the CDC Registration Statement.

4.4          Second Amended and Restated Agreement of            Exhibit 4.4 to Form S-8 Registration Statement of
             Limited Partnership of CDC.                         Centex, 3333 Holding Corporation and Centex
                                                                 Development Company, L.P. dated June 1, 1998
                                                                 (File Nos. 333-5717, 333-5717-01 and 333-5717-02,
                                                                 respectively) ("1998 Form S-8").

4.5          Amendment No. 1 to Second Amended and               Filed herewith.
             Restated Agreement of Limited Partnership of
             CDC.

4.6          Specimen certificate for Class A limited            Exhibit 4.3 to the CDC Registration Statement.
             partnership units.

4.7          Specimen certificate for Class B limited            Exhibit 4.4 to the CDC Registration Statement.
             partnership units.

4.8          Specimen certificate for Class C limited            Exhibit 4.7 to the 1998 Form S-8.
             partnership units.

4.9          Warrant Agreement, dated as of November 30,         Exhibit 4.5 to CDC 1993 Form 10-K
             1987, by and between CDC and Centex.

4.10         Specimen warrant certificate.                       Exhibit 4.6 to Amendment No. 3 dated November
                                                                 24, 1987 to the CDC Registration Statement.

4.11         Specimen Centex Corporation Common Stock            Exhibit 4.3 to 1997 S-8.
             certificate (with tandem trading legend and
             Rights Agreement legend).

4.12         Nominee Agreement, dated as of November 30,         Exhibit 4.8 to CDC 1993 Form 10-K.
             1987, by and between the Companies and The
             Chase Manhattan Bank, as successor nominee.

4.13         Agreement for Purchase of Warrants, dated as        Exhibit 4.9 to CDC 1993 Form 10-K.
             of November 30, 1987, by and between CDC
             and Centex.

4.14         Form of Operating Partnership Agreement.            Exhibit 4.9 to the CDC Registration Statement.

23           Consent of Independent Public Accountants.          Exhibit 23 of Centex Exhibits filed herewith.

24c          Powers of Attorney.                                 Filed herewith.